                                                                       Exhibit j


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 8, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of the CGM Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statements of Additional Information.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2000